SUBSCRIPTION AGREEMENT
                             ----------------------

      THIS SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of April 29, 2005, by and among Techedge, Inc., a Delaware corporation (the "Company"), and the subscribers identified on the signature pages hereto (each a "Subscriber" and collectively "Subscribers").

      WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase at two or more Closings up to One Million Dollars ($1,000,000) (the "Purchase Price") of shares of the Company's common stock, $.0001 par value (the "Common Stock") at a per share price of $0.68, and warrants (the "Warrants"), in the form attached hereto as Exhibit A, to purchase shares of Common Stock (the "Warrant Shares"). Up to Five Hundred Thousand Dollars ($500,000) of the Purchase Price shall be payable on the Initial Closing Date as defined in
Section 1 hereof. Up to Five Hundred Thousand Dollars ($500,000) of the Purchase Price will be payable within five (5) business days after the actual effectiveness (the "Actual Effective Date") of the Registration Statement as defined in Section 11.1(iv) of this Agreement. The shares of Common Stock sold pursuant to this Agreement (the "Shares"), the Warrants and the Warrant Shares are collectively referred to herein as the "Securities"; and

      WHEREAS, the aggregate proceeds of the sale of the Shares and the Warrants contemplated hereby shall be held in escrow pursuant to the terms of a Funds Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit B (the "Escrow Agreement").

      NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

      1. Initial Closing. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Initial Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber the number of Shares and Warrants designated to be sold to such Subscriber on the Initial Closing Date as set forth on the signature page hereto next to the name of such Subscriber (the "Initial Closing Shares" and "Initial Closing Warrants," respectively). The aggregate purchase price of the Initial Closing Shares to be purchased by the Subscribers on the Initial Closing Date shall be equal to the product obtained by multiplying (x) the number of Initial Closing Shares by (y) $0.68. The Initial Closing Date shall be April 29, 2005, or such other date as is mutually agreed among the parties.

      1A. Subsequent Closings

      (a) Subsequent Closing Dates. In the event that the Company sells less than 735,294 shares of Common Stock on the Initial Closing Date, the Company, at its option, may sell the remaining shares at one or more subsequent closings (each, a "Subsequent Closing" and collectively, the "Subsequent Closings") which shall be held at such time and place not later than 30 days after the Initial Closing Date as shall be mutually agreed upon by the Company and the subsequent Subscribers (the date of such Subsequent Closing is hereinafter referred to as "Subsequent Closing Date"). In the event of any Subsequent Closing, each Subscriber thereat shall sign a counterpart of this Agreement (whereupon such


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

subsequent Subscriber shall become a party hereto for all purposes hereof). Subject to the satisfaction or waiver of the terms and conditions of this Agreement on a Subsequent Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber the number of Shares and Warrants designated to be sold to such Subscriber on the Subsequent Closing Date as set forth on the signature page hereto next to the name of such Subscriber (the "Subsequent Closing Shares" and "Subsequent Closing Warrants," respectively). The aggregate purchase price of the Subsequent Closing Shares to be purchased by the Subscribers on a Subsequent Closing Date shall be equal to the product obtained by multiplying (x) the number of Subsequent Closing Shares to be purchased on such Subsequent Closing Date by (y) $0.68.

      (b) Conditions to Subsequent Closing. The occurrence of a Subsequent Closing is expressly contingent on (i) the truth and accuracy, in all material respects, on the applicable Subsequent Closing Date of the representations and warranties of the Company and each subsequent Subscriber contained in this Agreement, (ii) continued compliance in all material respects with the covenants of the Company set forth in this Agreement, (iii) the non-occurrence of any material default by the Company of its obligations and undertakings contained in this Agreement. The exercise prices of the Warrants issuable on the Subsequent Closing Date shall be adjusted to offset the effect of stock splits, stock dividends, pro rata distributions of property or equity interests to the Company's shareholders after the Initial Closing Date.

      (c) Subsequent Closing Deliveries. On a Subsequent Closing Date, the Company will deliver the Subsequent Closing Shares and Subsequent Closing Warrants to the Escrow Agent and each Subscriber will deliver his respective portion of the Purchase Price applicable thereto to the Escrow Agent. On a Subsequent Closing Date, the Company will deliver a certificate ("Subsequent Closing Certificate") signed by its chief executive officer or chief financial officer (i) representing the truth and accuracy in all material respects of all the representations and warranties made by the Company contained in this Agreement, as of the Subsequent Closing Date, as if such representations and warranties were made and given on such date, (ii) adopting the covenants and conditions set forth in Sections 9, 10, 11, and 12 of this Agreement in relation to the Shares and Warrants to be delivered on such Subsequent Closing Date, and
(iii) certifying the non-occurrence of any material default by the Company of its obligations and undertakings contained in this Agreement. A legal opinion nearly identical to the legal opinion substantially in the form Annexed hereto as Exhibit C shall be delivered to each Subscriber purchasing Securities at the Subsequent Closing in relation to the Company and the Shares and Warrants to be purchased on such Subsequent Closing Date ("Subsequent Closing Legal Opinion").

      2. Final Closing.

      (a) Final Closing. The closing date in relation to the Final Closing Purchase Price shall be the fifth (5th) day after the Actual Effective Date (the "Final Closing Date"). Each of the Initial Closing Date, a Subsequent Closing Date and the Final Closing Date is hereinafter referred to individually as a "Closing Date." Subject to the satisfaction or waiver of the terms and conditions of this Agreement on the Final Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber the number of Shares and Warrants designated on the signature page hereto next to the name of such Subscriber (the "Final Closing Shares" and "Final Closing Warrants," respectively). The aggregate purchase price of the Final Closing Shares to be purchased by the Subscribers on the Final Closing Date shall be equal to the product obtained by multiplying (x) the number of Final Closing Shares by (y) $0.68.


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

      (b) Conditions to Final Closing. The occurrence of the Final Closing is expressly contingent on (i) the truth and accuracy, in all material respects, on the Actual Effective Date and the Final Closing Date of the representations and warranties of the Company and each Subscriber contained in this Agreement, (ii) continued compliance in all material respects with the covenants of the Company set forth in this Agreement, (iii) the non-occurrence of any material default by the Company of its obligations and undertakings contained in this Agreement,
(iv) the delivery on the Final Closing Date of Final Closing Shares covered by the Registration Statement, which Registration Statement must be declared effective by the Commission on or before the Final Closing Date, and (v) the delivery of the Final Closing Warrants for which the Warrant Shares issuable upon exercise thereof have been included in the Registration Statement. The exercise prices of the Warrants issuable on the Final Closing Date shall be adjusted to offset the effect of stock splits, stock dividends, pro rata distributions of property or equity interests to the Company's shareholders after the Initial Closing Date.

      (c) Final Closing Deliveries. On the Final Closing Date, the Company will deliver the Final Closing Shares and Final Closing Warrants to the Escrow Agent and each Subscriber will deliver his portion of the respective Purchase Price to the Escrow Agent. On the Final Closing Date, the Company will deliver a certificate ("Final Closing Certificate") signed by its chief executive officer or chief financial officer (i) representing the truth and accuracy in all material respects of all the representations and warranties made by the Company contained in this Agreement, as of the Initial Closing Date, any Subsequent Closing Date, the Actual Effective Date, and the Final Closing Date, as if such representations and warranties were made and given on all such dates, (ii) adopting the covenants and conditions set forth in Sections 9, 10, 11, and 12 of this Agreement in relation to the Final Closing Shares and Final Closing Warrants, (iii) representing the timely compliance by the Company with the Company's registration requirements set forth in Section 11 of this Agreement, and (iv) certifying the non-occurrence of any material default by the Company of its obligations and undertakings contained in this Agreement. A legal opinion nearly identical to the legal opinion substantially in the form Annexed hereto as Exhibit C shall be delivered to each Subscriber at the Final Closing in relation to the Company, Final Closing Shares, and Final Closing Warrants ("Final Closing Legal Opinion"). The Final Closing Legal Opinion must also state that all of the Registrable Securities have been included for registration in an effective registration statement effective as of the Actual Effective Date and Final Closing Date.

      3. Warrants. On each Closing Date, the Company will issue and deliver to the Subscribers Warrants to purchase four (4) shares of Common Stock for each ten Shares issued on such Closing Date. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Warrant shall be $1.10. The Warrants shall be exercisable until five (5) years after each Closing Date.

      4. Subscriber's Representations and Warranties. Each Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

      (a) Organization and Standing of the Subscribers. If the Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

      (b) Authorization and Power. Each Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms thereof.


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

      (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such Subscriber of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Subscriber's charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

      (d) Information on Company. The Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company's annual report on Form 10-KSB for the year ended December 31, 2004 and the Company's proxy statement for its 2005 annual meeting of stockholders, all as filed with the Commission, together with all subsequently filed reports on Forms 10-QSB and 8-K and other filings made by the Company with the Commission and available at the EDGAR website (hereinafter referred to collectively as the "Reports"). In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the "Other Written Information"), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

      (e) Information on Subscriber. At the time such Subscriber was offered the Securities, it was and at the date hereof it is, and as of each Subsequent Closing Date on which it purchases Securities, as of the Final Closing Date and on each date on which it exercises Warrants it will be, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act. The Subscriber is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

      (f) Purchase of Shares and Warrants. On each Closing Date, the Subscriber will purchase the Shares and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.


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

      (g) Compliance with Securities Act. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. In any event, and subject to compliance with applicable securities laws, the Subscriber may enter into lawful hedging transactions with third parties, which may in turn engage in short sales of the Securities in the course of hedging the position they assume and the Subscriber may also enter into short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle short sales or other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties that in turn may dispose of these Securities.

      (h) Shares Legend. The Shares and the Warrant Shares shall bear the following or similar legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS AND RULES, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TECHEDGE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

      (i) Warrants Legend. The Warrants shall bear the following or similar legend:

      "THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR WITH ANY STATE SECURITIES LAW COMMISSION. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS AND RULES, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TECHEDGE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

      (j) Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting.

      (k) Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and Subscriber has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.


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

      (l) Restricted Securities. Subscriber understands that the Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an "accredited investor" under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an "Affiliate" of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. For purposes of this definition, "control" means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

      (m) No Governmental Review. Each Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

      (n) No Market Manipulation. No Subscriber has taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

      (o) No Group Participation. No Subscriber is a member of any group, nor is any Subscriber acting in concert with any other person, including any other Subscriber, with respect to its acquisition of the Securities.

      (p) Correctness of Representations. Each Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to each Closing Date shall be true and correct as of each Closing Date.

      (q) Survival. The foregoing representations and warranties shall survive the Closing Date for a period of three years.

      5. Company Representations and Warranties. The Company represents and warrants to and agrees with each Subscriber that:

      (a) Due Incorporation. The Company and each of its Subsidiaries is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purposes of this Agreement, a "Material Adverse Effect" shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company and its Subsidiaries taken as


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

a whole. For purposes of this Agreement, "Subsidiary" means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity. All the Company's Subsidiaries as of the Closing Date are set forth on Schedule 5(a) hereto

      (b) Outstanding Stock. All issued and outstanding shares of capital stock of the Company and each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable.

      (c) Authority; Enforceability. The execution and delivery of this Agreement, the Warrants, the Escrow Agreement, and any other agreements delivered together with this Agreement or in connection herewith (collectively the "Transaction Documents") have been duly authorized by the Company. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will be valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has the requisite corporate power and authority to enter into and deliver the Transaction Documents and to consummate the transactions contemplated thereby.

      (d) [RESERVED].

      (e) Consents. No consent, approval, filings, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, the Bulletin Board or the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of this Agreement,
(ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with this Agreement and
(v) those filings that have been made or obtained prior to the date of this Agreement.

      (f) No Violation or Conflict. Assuming the representations and warranties of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

            (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under (A) the certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other


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

evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except, in each case, violations, conflicts, breaches, or defaults which would not result in a Material Adverse Effect; or

            (ii) except as contemplated hereby, result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates; or

            (iii) Except as set forth on Schedule 5(f)(iii), result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

            (iv) Except as set forth on Schedule 5(f)(iv), result in the activation of any piggy-back registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

      (g) The Securities. The Securities when issued and paid for in accordance with the Transaction Documents:

            (i) will be free and clear of any security interests, liens, claims or other encumbrances except those created by Subscribers, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

            (ii) on the date of issuance of the Shares and upon exercise of the Warrants, the Shares and Warrant Shares will be duly and validly issued, fully paid and nonassessable;

            (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

            (iv) will not subject the holders thereof to personal liability by reason of being such holders; and

            (v) will not result in a violation of Section 5 under the 1933 Act.

      (h) Litigation. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, Subsidiaries or any of its Affiliates that would materially and adversely affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents. Except as disclosed on the Disclosure Schedule or in the Reports, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, Subsidiaries or any of its Affiliates, which litigation if adversely determined would have a Material Adverse Effect.


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

      (i) Reporting Company. The Company has a class of securities registered pursuant to section 12(g) of the 1934 Act and files periodic and other reports as required by Section 13(a) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months or has timely filed a valid extension of such time of filing and has filed any such Reports prior to the expiration of any such extension.

      (j) No Market Manipulation. The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action in contravention of either federal or state securities laws designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

      (k) Information Concerning Company. As of their respective dates, the Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the Commission promulgated thereunder. Since the date of the financial statements included in the Reports, and except as modified in the Other Written Information or in the Schedules hereto, there has been no material adverse event relating to the Company's or Subsidiaries' business, financial condition or affairs not disclosed in the Reports that is required to be disclosed in the Reports. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (l) Stop Transfer. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws in which case contemporaneous notice of such instruction must be given to the Subscriber.

      (m) Defaults. The Company and each Subsidiary is not in violation of its certificate of incorporation or bylaws. Neither the Company nor any of its Subsidiaries is (i) in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect nor (ii) in default with respect to any order of any court, arbitrator or governmental body having jurisdiction over such entity, or subject to or party to any order of any court or governmental authority having jurisdiction over the Company or any Subsidiary arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, which default would have a Material Adverse Effect.

      (n) No Integrated Offering. The Company has not made any offers or sales of any security or solicited any offers to buy any security under circumstances that it believes would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board.

      (o) No General Solicitation. The Company has not engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer and sale of the Securities.

      (p) Listing. The Company's common stock is quoted on the Bulletin Board. The Company has not received any written notice that its common stock is not eligible nor will become ineligible for quotation on the OTC Bulletin Board ("Bulletin Board") nor that its common stock does not meet all requirements for the continuation of such quotation and the Company satisfies all the requirements for the continued quotation of its common stock on the Bulletin Board.

      (q) No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations which are material on a consolidated basis, either individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company and Subsidiaries' businesses since December 31, 2004 and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, except as disclosed on
Schedule 5(q).

      (r) No Undisclosed Events or Circumstances. Since December 31, 2004, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

      (s) Capitalization. The authorized and outstanding capital stock of the Company and Subsidiaries as of the date of this Agreement and as of each Closing Date (not including the Securities) are set forth on Schedule 5(d), which shall be updated by the Company as of each Closing Date. Except as set forth on
Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company or any of its Subsidiaries. All of the outstanding shares of Common Stock of the Company and Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable. The Company owns either beneficially or of record all of the outstanding shares of capital stock or equity interests of the Subsidiaries.

      (t) [RESERVED].

      (u) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing between the Company and its Subsidiaries and either the accountants and lawyers formerly or presently employed by the Company or its Subsidiaries, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

      (v) DTC Status. The Company's transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program.

      (w) Investment Company. Neither the Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      (x) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of each Closing Date.

      (y) Survival. The foregoing representations and warranties shall survive the Closing Date for a period of three years.

      6. Regulation D Offering. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. On each Closing Date, the Company will provide an opinion reasonably acceptable to Subscriber from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities to be purchased on such Closing Date and other matters reasonably requested by Subscribers. A form of the legal opinion is annexed hereto as Exhibit C. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the issuance and resale of the Shares and Warrant Shares pursuant to an effective registration statement.

      7. Escrow Arrangements; Form of Payment. Upon execution hereof by the parties and pursuant to the terms of the Escrow Agreement, each Subscriber agrees to make the deliveries required of such Subscriber as set forth in the Escrow Agreement and the Company agrees to make the deliveries required of the Company as set forth in the Escrow Agreement.

      8. Finder/Legal Fees.

      (a) Finder's Fee. The Company on the one hand, and each Subscriber (for himself only) on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees other than Unisource Inc. ("Finder") on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions. The Company agrees that it will pay the Finder on each Closing Date a cash finder's fee of eight percent (8%) of the portion of the Purchase Price received by the Company on a gross basis on such Closing Date (collectively, the "Finder's Fees"), directly out of the funds held pursuant to the Escrow Agreement. The Company represents that there are no other parties entitled to receive fees, commissions, or similar payments in connection with the Offering except the Finder.

      (b) Legal Fees. The Company shall pay to Grushko & Mittman, P.C., a one-time fee of $10,000 ("Legal Fees") as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale of the Shares and Warrants (the "Offering") and acting as Escrow Agent for the Offering. The Legal Fees will be payable out of funds held pursuant to the Escrow Agreement.

      9.1. Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

      (a) Stop Orders. For so long as the Registration Statement is effective, the Company will advise the Subscribers, promptly after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

      (b) Listing. The Company shall promptly secure the listing of the Shares and the Warrant Shares upon such national securities exchange, or electronic or automated quotation system, if any, upon which shares of the Company's Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. For so long as the Subscribers hold any Shares or Warrant Shares, the Company will use commercially reasonable efforts to maintain the listing or authorization of quotation, as applicable, of its Common Stock on the American Stock Exchange, Nasdaq SmallCap Market, Nasdaq National Market System, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the "Principal Market")), and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. For so long as the Registration Statement is effective, the Company will provide the Subscribers copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market if such notices are not promptly made available on the Commission's EDGAR website. As of the date of this Agreement and the Final Closing Date, the Bulletin Board is and will be the Principal Market.

      (c) Market Regulations. The Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to Subscriber if such filings are not available on the Commission's EDGAR website.

      (d) Filing Requirements. From the date of this Agreement and until the sooner of (i) three (3) years after the Final Closing Date, or (ii) until all the Shares and Warrant Shares are salable pursuant to Rule 144, without regard to volume limitations or are transferred by the Subscribers pursuant to the Registration Statement or Rule 144, the Company will (A) cause its Common Stock to continue to be registered pursuant to Section 12 of the 1934 Act, and (B) comply in all material respects with its reporting and filing obligations under the 1934 Act. The Company will use commercially reasonable efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the 1934 Act until three (3) years after the Final Closing Date. Until the earlier of the resale of the Common Stock and the Warrant Shares by each Subscriber or two (2) years after the Warrants have been exercised, the Company will use commercially reasonable efforts to continue the listing or quotation of the Common Stock on a Principal Market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

      (e) Use of Proceeds. The proceeds of the Offering will be employed by the Company for general corporate purposes, except that such proceeds may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company nor non-trade obligations outstanding on each Closing Date.

      (f) Reservation. Prior to the Initial Closing Date, the Company undertakes to reserve, pro rata, on behalf of each holder of Shares or Warrants, from its authorized but unissued common stock, a number of common shares equal to the Shares and Warrant Shares issuable upon exercise of the Warrants. Failure to have sufficient shares reserved pursuant to this Section 9.1(f) for three (3) consecutive business days or ten (10) days in the aggregate shall be a material default of the Company's obligations under this Agreement.

      (g) [RESERVED].

      (h) [RESERVED].

      (i) [RESERVED].

      (j) Governmental Authorities. From the date of this Agreement and until the sooner of (i) three (3) years after the Final Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or are transferable by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

      (k) [RESERVED].

      (l) [RESERVED].

      (m) Confidentiality/Public Announcement. From the date of this Agreement and until the sooner of (i) three (3) years after the Final Closing Date, or
(ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company agrees that except in connection with a Form 8-K or the Registration Statement, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by a Subscriber or only to the extent required by law. In any event and subject to the foregoing, the Company shall file a Form 8-K or make a public announcement describing the Offering not later than the first business day after each Closing Date. In the Form 8-K or public announcement, the Company will specifically disclose the amount of common stock outstanding immediately after the Initial Closing Date. A form of the proposed Form 8-K or public announcement to be employed in connection with the Offering is annexed hereto as Exhibit D.

      (n) Further Registration Statements. Except for a registration statement filed on behalf of the Subscribers pursuant to Section 11 of this Agreement or as disclosed on Schedule 11.1, the Company will not file any registration statements or amend any already filed registration statement including but not limited to a Form S-8 with the Commission or with state regulatory authorities without the consent of the Subscriber until the sooner of (i) the Registration Statement shall have been current and available for use in connection with the public resale of the Shares and Warrant Shares for 120 days or (ii) until all the Shares have been resold or are transferable by the Subscribers pursuant to a registration statement or Rule 144, without regard to volume limitations ("Exclusion Period"). The Exclusion Period will be tolled during the pendency of a Non-Registration Event as defined in Section 11.4 hereof. With respect to Form S-8, the Exclusion Period shall be determined only pursuant to Section 9(n)(ii).

      (o) Blackout. The Company undertakes and covenants that until the end of the Exclusion Period, the Company will not enter into any acquisition, merger, exchange or sale or other transaction that could have the effect of delaying the effectiveness of any pending registration statement or causing an already effective registration statement to no longer be effective or current for a period of more than thirty (30) consecutive days or forty-five (45) days, in the aggregate, during any 365 day period.

      (p) Non-Public Information. The Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to receive such information and hold it in confidence. The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

      (q) Limited Standstill. The Company will deliver to the Subscribers on or before the Initial Closing Date and enforce the provisions of irrevocable lockup agreements ("Limited Standstill Agreements") in the form annexed hereto as Exhibit E, with the parties identified on Schedule 9.1(q) hereto.

      10. Covenants of the Company and Subscriber Regarding Indemnification.

      (a) The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers' officers, directors, agents, Affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any material covenant or undertaking to be performed by the Company hereunder.

      (b) Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, Affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber or breach of any warranty by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or
(ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder.

      (c) In no event shall the liability of any Subscriber or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of Registrable Securities (as defined herein).

      (d) The procedures set forth in Section 11.6 shall apply to the indemnification set forth in Sections 10(a) and 10(b) above.

      11.1. Registration Rights. The Company hereby grants the following registration rights to holders of the Securities.

      (i) On one occasion, for a period commencing one hundred and twenty-one
(121) days after the Initial Closing Date, but not later than two (2) years after the Initial Closing Date ("Request Date"), upon a written request therefor from any record holder or holders of more than 50% of the Shares and Warrant Shares actually issued upon exercise of the Warrants, the Company shall prepare and file with the Commission a registration statement under the 1933 Act registering the Shares and Warrant Shares issuable upon exercise of the Warrants (collectively "Registrable Securities") which are the subject of such request for unrestricted public resale by the holder thereof. For purposes of Sections 11.1(i) and 11.1(ii), Registrable Securities shall not include Securities (A) which are registered for resale in an effective registration statement, (B) included for registration in a pending registration statement, or (C) which have been issued without further transfer restrictions after a sale or transfer pursuant to an effective registration statement or Rule 144 under the 1933 Act. Upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within ten
(10) days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 11.1(i).

      (ii) If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least fifteen (15) days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller" or "Sellers"). In the event that any registration pursuant to this Section 11.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 11.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 11.1(ii) without thereby incurring any liability to the Seller.

      (iii) If, at the time any written request for registration is received by the Company pursuant to Section 11.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account and the Company actually does file such other registration statement, such written request shall be deemed to have been given pursuant to Section 11.1(ii) rather than Section 11.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 11.1(ii).

      (iv) The Company shall file with the Commission a Form SB-2 registration statement (the "Registration Statement") (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act not later than thirty (30) days after the Initial Closing Date (the "Filing Date"), and use its reasonable efforts to cause the Registration Statement to be declared effective not later than one hundred and twenty (120) days after the Initial Closing Date (the "Effective Date"). The Registration Statement will cover not less than a number of shares of Common Stock that is equal to the Shares and Warrant Shares issuable pursuant to this Agreement upon exercise of the Warrants. The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Subscriber and Warrant holder, pro rata, and not issued, employed or reserved for anyone other than each such Subscriber and Warrant holder. The Registration Statement will promptly be amended or one or more additional registration statements will be promptly filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. Without the written consent of the Subscriber, no securities of the Company other than the Registrable Securities will be included in the Registration Statement, except as described on Schedule 11.1.

      11.2. Registration Procedures. If and whenever the Company is required by the provisions of Section 11.1(i) or 11.1(ii) to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as practicable:

      (a) subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by Section 11, with respect to such securities and use reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly provide to the holders of the Registrable Securities, if so requested, copies of all filings and Commission letters of comment and notify Subscribers (by telecopier and by e-mail addresses provided by Subscribers) and Grushko & Mittman, P.C. (by telecopier and by email to Counslers@aol.com) on or before 6:00 PM EST on the first business day following the day the Company receives notice that (i) the Commission has no comments or no further comments on the Registration Statement, and (ii) the registration statement has been declared effective (failure to timely provide notice as required by this Section 11.2(a) shall be a material breach of the Company's obligation and a Non-Registration Event as defined in
Section 11.4 of this Agreement);

      (b) use its reasonable efforts to prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of two (2) years, and comply in all material respects with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers' intended method of disposition set forth in such registration statement for such period;

      (c) furnish to the Sellers, at the Company's expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

      (d) use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of New York and such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified, subject itself to in any such jurisdiction or to consent to general service of process in any such jurisdiction;

      (e) if applicable, list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

      (f) immediately notify the Sellers when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the registration statement covering any of the Shares or Warrant Shares.

      11.3. Provision of Documents. In connection with each registration described in this Section 11, each Seller or holder of Registrable Securities will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as the Company shall reasonably deem necessary in order to assure compliance with federal and applicable state securities laws.

      11.4. Non-Registration Events. The Company and the Subscribers agree that the Sellers will suffer damages if the Registration Statement is not filed by the Filing Date and not declared effective by the Commission by the Effective Date, and any registration statement required under Section 11.1(i) or 11.1(ii) is not filed within 60 days after written request and declared effective by the Commission within 120 days after such request, and maintained in the manner and within the time periods contemplated by Section 11 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if
(A) the Registration Statement is not filed on or before the Filing Date, (B) is not declared effective on or before the Effective Date, (C) the Registration Statement is not declared effective within five (5) business days after receipt by the Company or its attorneys of a written or oral communication from the Commission that the Registration Statement will not be reviewed or that the Commission has no further comments, (D) if the registration statement described in Sections 11.1(i) or 11.1(ii) is not filed within 60 days after such written request, or is not declared effective within 120 days after such written request, or (E) any registration statement described in Sections 11.1(i), 11.1(ii) or 11.1(iv) is filed and declared effective but shall thereafter cease to be effective for a period of time which shall exceed 45 days in the aggregate per year (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) or more than 30 consecutive days (each such event referred to in clauses A through E of this Section 11.4 is referred to herein as a "Non-Registration Event"), then the Company shall deliver to the holders of Registrable Securities included in the Registration Statement, as Liquidated Damages, an aggregate amount equal to one and one-half percent (1.5%) of the Purchase Price of the Shares owned of record by such holder which are subject to such Non-Registration Event for each thirty (30) days (a prorated portion shall be payable for any period of less than 30 days). The Company must pay the Liquidated Damages in cash. The Liquidated Damages must be paid within ten (10) days after the end of each thirty (30) day period or shorter part thereof for which Liquidated Damages are payable. In the event a Registration Statement is filed by the Filing Date but is withdrawn prior to being declared effective by the Commission, then such Registration Statement will be deemed to have not been filed. All oral or written comments received from the Commission relating to the Registration Statement must be responded to within ten (10) business days after receipt of comments from the Commission. Failure to timely respond to Commission comments is a Non-Registration Event for which Liquidated Damages shall accrue and be payable by the Company to the holders of Registrable Securities at the same rate set forth above. Notwithstanding the foregoing, the Company shall not be liable to the Subscriber under this Section 11.4 for any events or delays occurring as a consequence of the acts or omissions of the Subscribers contrary to the obligations undertaken by Subscribers in this Agreement. Liquidated Damages will not accrue nor be payable pursuant to this Section 11.4 nor will a Non-Registration Event be deemed to have occurred for times during which Registrable Securities are transferable by the holder of Registrable Securities pursuant to Rule 144(k) under the 1933 Act.

      11.5. Expenses. All expenses incurred by the Company in complying with
Section 11, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fee of one counsel for all Sellers are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of one counsel to the Seller, are called "Selling Expenses." The Company will pay all Registration Expenses in connection with the registration statement under Section 11. Selling Expenses in connection with each registration statement under Section 11 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

      11.6. Indemnification and Contribution.

      (a) In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will, subject to the provisions of
Section 11.6(c), reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person, in writing specifically for use in such registration statement or prospectus, (iv) to the extent that any such loss, claim, damage or liability results from the settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned.

      (b) In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 11, each of the Sellers severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities covered by such registration statement. Seller shall not be liable under this Section 11.6(b) for any such loss, claim, damage or liability that results from the settlement of any claim if such settlement is effected without the prior written consent of the Seller, which consent shall not be unreasonably withheld, delayed or conditioned.

      (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

      (d) In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

      11.7. Delivery of Unlegended Shares.

      (a) Within three (3) business days (such third business day being the "Unlegended Shares Delivery Date") after the business day on which the Company has received (i) a notice that Shares or Warrant Shares have been sold pursuant to the Registration Statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, and (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and/or Subscriber's broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(h) above, reissuable pursuant to any effective and current Registration Statement described in Section 11 of this Agreement or pursuant to Rule 144 under the 1933 Act (the "Unlegended Shares"); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Shares certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. Transfer fees shall be the responsibility of the Subscriber.

      (b) In lieu of delivering physical certificates representing the Unlegended Shares, if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber's prime broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

      (c) The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof later than two business days after the Unlegended Shares Delivery Date could result in economic loss to a Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 11.7 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Shares and Warrant Shares subject to such default at a price per share equal to 120% of the Purchase Price of such Common Stock and Warrant Shares ("Unlegended Redemption Amount"). The amount of the aforedescribed liquidated damages that have accrued or have been paid for the twenty-day period prior to the receipt by the Subscriber of the Unlegended Redemption Amount shall be credited against the Unlegended Redemption Amount. The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

      (d) In addition to any other rights available to a Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement, within seven (7) business days after the Unlegended Shares Delivery Date and the Subscriber purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the

Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

      (e) In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11.7 and the Company is required to deliver such Unlegended Shares pursuant to Section 11.7, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or exercise of all or part of said Warrant shall have been sought and obtained and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the amount of the aggregate purchase price of the Common Stock and Warrant Shares which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber's favor.

      12. (a) Right of First Refusal. Until the first anniversary hereof, the Subscribers shall be given not less than seven (7) business days prior written notice of any proposed sale by the Company of its common stock, other equity securities, obligations convertible or exercisable for equity securities or debt obligations, except in connection with (i) full or partial consideration in connection with a strategic merger, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, (ii) the Company's issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Company's issuance of securities in connection with any vendor or equipment financing, (iv) as has been described in this Agreement or in the Reports or Other Written Information filed with the Commission or delivered to the Subscribers prior to the Initial Closing Date,
(v) the exercise, conversion or exchange of any warrant, option or right to purchase any securities of the Company, or any convertible or exchangeable security of the Company outstanding on the date hereof, (vi) the issuance of any security of the Company to employees, consultants, officers or directors of the Company pursuant to any stock option plan, stock incentive plan or other employee benefit plan approved by the Company's board of directors or (vii) the distribution of any securities of its Subsidiaries pursuant to a spin-off thereof (collectively the foregoing are "Excepted Issuances"). The Subscribers who exercise their rights pursuant to this Section 12(a) shall have the right during the seven (7) business days following receipt of the notice to purchase such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale in the same proportion to each other as their purchase of Shares in the Offering. In the event such terms and conditions are modified during the notice period, the Subscribers shall be given prompt notice of such modification and shall have the right during the seven (7) business days following the notice of modification, whichever is longer, to exercise such right.

      (b) Offering Restrictions. Until the Registration Statement has been effective for a period of not less than two (2) years for the sale of the Shares and the Warrant Shares underlying the Warrants, or during the pendency of a Non-Registration Event, or when any compensation or liquidated damages are accruing or are outstanding, the Company will not enter into an agreement to issue nor issue, other than the Excepted Issuances, any equity, convertible debt or other securities convertible into common stock or equity of the Company nor modify any of the foregoing which may be outstanding at anytime at a price equal to or below the Share purchase price and Warrant exercise price then in effect for the Subscribers in this Offering, without the prior written consent of the Subscriber, which consent may be withheld for any reason. Until the end of the two year period, the Company will not enter into any equity line of credit or similar agreement, nor issue or agree to issue any floating or variable priced equity linked instruments nor any of the foregoing or equity with price reset rights. Notwithstanding the foregoing, all of the provisions of this Section 12(b) shall immediately terminate and be of no further force or effect in the event that the Subscribers no longer own any Shares, Warrants, or Warrant Shares.

      (c) Favored Nations Provision. Other than the Excepted Issuances, if at any time Shares are held by a Subscriber until three years after the Actual Effective Date, the Company shall offer, issue or agree to issue any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share of Common Stock or exercise price per share of Common Stock which shall be less than the per share Purchase Price of the Shares, or less than the exercise price per Warrant Share, respectively, without the consent of each Subscriber holding Shares, Warrants, or Warrant Shares, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Subscriber so that the average per share purchase price of the shares of Common Stock issued to the Subscriber (of only the Shares or Warrant Shares still owned by the Subscriber) is equal to such other lower price per share and the Warrant Exercise Price shall automatically be reduced to such other lower price per share; provided, however, that to the extent that any adjustment is made to the warrant exercise price under the Warrant as a result of such issuance, no adjustment shall be made to the Warrant exercise price pursuant to this Section 12(c). The average Purchase Price of the Shares and average exercise price in relation to the Warrant Shares shall be calculated separately for the Shares and Warrant Shares. The delivery to the Subscriber of the additional shares of Common Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock. The Subscriber is granted the registration rights described in
Section 11 hereof in relation to such additional shares of Common Stock except that the Filing Date and Effective Date vis-a-vis such additional common shares shall be, respectively, the forty-fifth (45th) and ninetieth (120th) date after the closing date giving rise to the requirement to issue the additional shares of Common Stock. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the actual issuance of such convertible security, warrant, right or option. The rights of the Subscriber set forth in this Section 12 are in addition to any other rights the Subscriber has pursuant to this Agreement, any Transaction Document, and any other agreement referred to or entered into in connection herewith.

      (d) Maximum Exercise of Rights. In the event the exercise of the rights described in Sections 12(a) and 12(c) would result in the issuance of an amount of common stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 10 of the Warrant, then the issuance of such additional shares of Common Stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such common stock without exceeding the maximum amount set forth calculated in the manner described in
Section 10 of the Warrant. The determination of when such common stock may be issued shall be made by each Subscriber as to only such Subscriber.

      13. Miscellaneous.

      (a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Techedge Inc., 33 Wood Avenue South, #7F, Iselin, NJ 08830, Attn: Peter Wang, CEO, telecopier number:
(732) 452-9726, with a copy by telecopier only to: Steven Siesser, Esq., Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, telecopier number: (973)-597-2507, and (ii) if to the Subscribers, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

      (b) Interest Rates. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

      (c) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

      (d) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

      (e) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

      (f) Specific Enforcement, Consent to Jurisdiction. The Company and the Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 13(e) hereof, each of the Company, the Subscribers and any signator hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

      (g) Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Subscriber in the Registration Statement and (ii) review by, and consent to, such Registration Statement by a Subscriber) shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

      (h) Resales Absent Effective Registration Statement. Each of the Subscribers understands and acknowledges that (i) the Transaction Documents may require the Company to issue and deliver Shares and/or Warrant Shares to the Subscriber, without legend restricting their transferability under the 1933 Act, and (ii) is aware that resales of the Shares and/or Warrant Shares may not be made unless, at the time of resale, there is an effective registration statement under the 1933 Act covering such Subscriber's resale(s) or an applicable exemption from registration. Accordingly, each Subscriber hereby covenants and agrees that, commencing from the time it is advised by the Company that any registration statement theretofore covering resale of the Shares and/or Warrant Shares is no longer effective, until such time as the Company advises the Subscriber there is an effective registration statement covering resale of the Shares and Warrant Shares, Subscriber will not sell, assign, pledge, transfer or otherwise dispose of any of the Shares or Warrant Shares without the prior written consent of the Company unless an exemption from registration is available to the Subscriber.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)
                  --------------------------------------------

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                          TECHEDGE INC.
                                          a Delaware corporation


                                          By:_________________________________
                                              Name:
                                              Title: CEO

                                          Dated: May _____, 2005

--------------------------------------------- ------------------------ -------------------- -------------------- ---------------
SUBSCRIBER                                    SUBSEQUENT CLOSING       SHARES OF COMMON     WARRANTS ISSUABLE    FINAL CLOSING
                                              PURCHASE PRICE           STOCK ISSUABLE ON    ON EACH CLOSING      PURCHASE PRICE
                                                                       SUBSEQUENT CLOSING   DATE
                                                                       DATE
--------------------------------------------- ------------------------ -------------------- -------------------- ---------------
ALPHA CAPITAL AKTIENGESELLSCHAFT              $250,000.00              367,647              147,059              $250,000.00
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196








------------------------------
(Signature)
By:
--------------------------------------------- ------------------------ -------------------- -------------------- ---------------

                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (B)
                  --------------------------------------------

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                          TECHEDGE INC.
                                          a Delaware corporation


                                          By: /s/ Peter Wang
                                             -----------------------------------
                                              Name: Peter Wang
                                              Title: CEO

                                          Dated: April 29, 2005

--------------------------------------------- ------------------------ -------------------- -------------------- ---------------
SUBSCRIBER                                    INITIAL CLOSING          SHARES OF COMMON     WARRANTS ISSUABLE    FINAL CLOSING
                                              PURCHASE PRICE           STOCK ISSUABLE ON    ON EACH CLOSING      PURCHASE PRICE
                                                                       INITIAL CLOSING      DATE
                                                                       DATE
--------------------------------------------- ------------------------ -------------------- -------------------- ---------------
WHALEHAVEN CAPITAL FUND LIMITED               $250,000.00              367,647              147,059              $250,000.00
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08
Fax: (441) 292-1373







/s/ Arthur Jones
------------------------------
(Signature) By: Arthur Jones
--------------------------------------------- ------------------------ -------------------- -------------------- ---------------

                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------


         Attachment 1               Disclosure Schedule

         Exhibit A                  Form of Warrant

         Exhibit B                  Escrow Agreement

         Exhibit C                  Form of Legal Opinion

         Exhibit D                  Form of Public Announcement or Form 8-K

         Exhibit E                  Form of Limited Standstill Agreement

         Schedule 5(a)              Subsidiaries

         Schedule 5(d)              Additional Issuances / Capitalization

         Schedule 5(f)(iii)         Existing Anti-Dilution Adjustments

         Schedule 5(f)(iv)          Existing Registration Rights

         Schedule 5(q)              Undisclosed Liabilities

         Schedule 9.1(q)            Limited Standstill Providers

         Schedule 11.1              Other Securities to be Registered

                                    EXHIBIT E

                          LIMITED STANDSTILL AGREEMENT

      This AGREEMENT (the "Agreement") is made as of the ____ day of April, 2005 by the signators hereto (each a "Holder"), in connection with his ownership of shares of Techedge Inc., a Delaware corporation (the "Company").

      NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

      1. Background.

      a. Holder is the beneficial owner of the amount of shares of the Common Stock, $.0001 par value, of the Company ("Common Stock") designated on the signature page hereto.

      b. Holder acknowledges that the Company has entered into or will enter into agreements with subscribers to the Company's Common Stock ("Shares") and Warrants (the "Subscribers"), for the sale of an aggregate of up to $1,000,000 to the Subscribers (the "Offering"). Holder understands that, as a condition to proceeding with the Offering, the Subscribers have required, and the Company has agreed to assist the Subscribers in obtaining, an agreement from the Holder to refrain from selling any securities of the Company from the date of the Subscription Agreement until (i) ninety (90) days after the Actual Effective Date (as defined in the Subscription Agreement) or (ii) the date Subscribers are able to rely on Rule 144 under the Securities Act of 1933 to resell Shares, whichever is sooner (the "Restriction Period"), except as described below.

      2. Share Restriction.

      a. Holder hereby agrees that during the Restriction Period, the Holder will not sell or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof, other than in connection with an offer made to all shareholders of the Company in connection with a merger, consolidation or similar transaction involving the Company, a share exchange or a tender offer. Holder further agrees that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement. The Company agrees not to allow to occur any transaction inconsistent with this Agreement.

      b. Any subsequent issuance to and/or acquisition by Holder of Common Stock or options or instruments convertible into Common Stock will be subject to the provisions of this Agreement.

      c. Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer Common Stock (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin.

      3. Miscellaneous.

      a. At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement.

      b. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York, except to the extent that the securities laws of the state in which Holder resides and federal securities laws may apply.

      c. Any dispute regarding this Agreement shall be adjudicated exclusively in the State, Civil or Federal courts located in New York, New York.

      d. This Agreement contains the entire agreement of the Holder with respect to the subject matter hereof.

      e. This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

      IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

                                          HOLDER:


                                          --------------------------------
                                          (Signature of Holder)



                                          --------------------------------
                                          (Print Name of Holder)


                                          --------------------------------
                                          Number of Shares of Common Stock
                                          Beneficially Owned

                                          COMPANY:

                                          TECHEDGE INC.


                                          By:______________________________